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SCHEDULE A

PROSHARES TRUST EXPENSE LIMITATION AGREEMENT

Period:

October 1, 2020 – September 30, 2021

Fund Name	Expense Limit
ProShares Ultra S&P500	0.95%
ProShares Ultra MidCap400	0.95%
ProShares Ultra Dow30	0.95%
ProShares Ultra QQQ	0.95%
ProShares Short S&P500	0.95%
ProShares Short MidCap400	0.95%
ProShares Short Dow30	0.95%
ProShares Short QQQ	0.95%
ProShares UltraShort S&P500	0.95%
ProShares UltraShort MidCap400	0.95%
ProShares UltraShort Dow30	0.95%
ProShares UltraShort QQQ	0.95%
ProShares Ultra Russell2000	0.95%
ProShares Ultra SmallCap600	0.95%
ProShares Ultra Basic Materials	0.95%
ProShares Ultra Consumer Goods	0.95%
ProShares Ultra Consumer Services	0.95%
ProShares Ultra Financials	0.95%
ProShares Ultra Health Care	0.95%
ProShares Ultra Industrials	0.95%
ProShares Ultra Oil & Gas	0.95%
ProShares Ultra Real Estate	0.95%
ProShares Ultra Semiconductors	0.95%
ProShares Ultra Technology	0.95%
ProShares Ultra Telecommunications	0.95%
ProShares Ultra Utilities	0.95%
ProShares Short Russell2000	0.95%
ProShares Short SmallCap600	0.95%
ProShares Short Financials	0.95%
ProShares Short Oil & Gas	0.95%
ProShares Short MSCI EAFE	0.95%
ProShares Short MSCI Emerging Markets	0.95%
ProShares UltraShort Russell2000	0.95%
ProShares UltraShort SmallCap600	0.95%
ProShares UltraShort MSCI EAFE	0.95%
ProShares UltraShort MSCI Emerging Markets	0.95%
ProShares UltraShort MSCI Japan	0.95%
ProShares UltraShort FTSE China 50	0.95%

Fund Name	Expense Limit
ProShares UltraShort Basic Materials	0.95%
ProShares UltraShort Consumer Goods	0.95%
ProShares UltraShort Consumer Services	0.95%
ProShares UltraShort Financials	0.95%
ProShares UltraShort Health Care	0.95%
ProShares UltraShort Industrials	0.95%
ProShares UltraShort Oil & Gas	0.95%
ProShares UltraShort Real Estate	0.95%
ProShares UltraShort Semiconductors	0.95%
ProShares UltraShort Technology	0.95%
ProShares UltraShort Utilities	0.95%
ProShares UltraShort 7-10 Year Treasury	0.95%
ProShares Short 20+ Year Treasury	0.95%
ProShares UltraShort 20+ Year Treasury	0.95%
ProShares Ultra MSCI Emerging Markets	0.95%
ProShares Ultra MSCI EAFE	0.95%
ProShares Ultra MSCI Japan	0.95%
ProShares Ultra FTSE China 50	0.95%
ProShares UltraShort FTSE Europe	0.95%
ProShares UltraShort MSCI Brazil Capped	0.95%
ProShares UltraPro S&P500	0.95%
ProShares UltraPro Short S&P500	0.95%
ProShares Short Basic Materials	0.95%
ProShares Short FTSE China 50	0.95%
ProShares Short Real Estate	0.95%
ProShares Ultra 20+ Year Treasury	0.95%
ProShares Ultra 7-10 Year Treasury	0.95%
ProShares Ultra MSCI Brazil Capped	0.95%
ProShares Ultra FTSE Europe	0.95%
ProShares UltraPro Dow30	0.95%
ProShares UltraPro QQQ	0.95%
ProShares UltraPro Russell2000	0.95%
ProShares UltraPro MidCap400	0.95%
ProShares UltraPro Short Dow30	0.95%
ProShares UltraPro Short QQQ	0.95%
ProShares UltraPro Short Russell2000	0.95%
ProShares UltraPro Short MidCap400	0.95%
ProShares Ultra Nasdaq Biotechnology ProShares UltraShort Nasdaq Biotechnology	0.95% 0.95%
ProShares Ultra High Yield	0.95%
ProShares Short High Yield	0.95%
ProShares Short 7-10 Year Treasury	0.95%
ProShares Hedge Replication ETF	0.95%
ProShares UltraPro Short 20+ Year Treasury	0.95%
ProShares Merger ETF	0.75%

Fund Name	Expense Limit
ProShares Global Listed Private Equity ETF	0.60%
ProShares Short Term USD Emerging Markets Bond ETF	0.50%
ProShares Morningstar Alternatives Solution ETF (Inclusive of Acquired Fund Fees and Expenses; amounts recouped do not include investment advisory or management services fees waived during the term of any Investment Advisory and Management Services Fee Waiver Agreement)	0.95%
ProShares RAFI Long/Short	0.95%
ProShares Inflation Expectations ETF	0.30%

Periods:

·	For the period beginning on each Fund’s date of launch until the next September 30
·	The first October 1 after each Fund’s launch until September 30 of the following year

Fund Name	Expense Limit
ProShares Ultra Nasdaq Cloud Computing	0.95%
ProShares Ultra Nasdaq Cybersecurity	0.95%
ProShares UltraShort Nasdaq Cloud Computing	0.95%
ProShares UltraShort Nasdaq Cybersecurity	0.95%

PROSHARE ADVISORS LLC PROSHARES TRUST

A Maryland limited liability companya Delaware statutory trust

By:/s/Michael L. SapirBy:/s/Todd B. Johnson

      Michael L. Sapir      Todd B. Johnson

      Chief Executive Officer      President

Adopted:    December 15, 2005

Amended:	December 15, 2006	December 14, 2011	March 12, 2015
	January 23, 2007	February 24, 2012	June 11, 2015
	July 31, 2007	March 14, 2012	September 17, 2015
	September 18, 2007	June 6, 2012	March 1, 2016
	December 10, 2007	September 10, 2012	April 15, 2016
	March 12, 2008	December 11, 2012	September 12, 2016
	September 15, 2008	March 12, 2013	December 8, 2016
	December 16, 2008	September 9, 2013	September 15, 2017
	September 9, 2009	January 23, 2014	June 6, 2018
	March 3, 2010 June 7, 2010 September 21, 2010 September 19, 2011	June 11, 2014 September 8, 2014 December 10, 2014 February 12, 2015	September 27, 2018 September 16, 2019 September 14, 2020 December 10, 2020